Exhibit 99.1

Identiv Reports Third Quarter 2020 Results

Revenue Increases 30% Sequentially to $24.9 Million, RFID Revenue Increases over 100% Year-over-Year, Driving Positive Earnings per Share

FREMONT, Calif. — November 10, 2020 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, reported financial results for the third quarter ended September 30, 2020.

Third Quarter and Subsequent Financial and Operational Highlights

•	Total revenue grew 30% sequentially to $24.9 million

•	Revenue in Identity grew 33% sequentially to $15.4 million

•	RFID grew over 100% year-over-year, on track for full-year 80% growth

•	Revenue in Premises grew 26% sequentially, predominantly due to demand from federal customers

•	Total backlog for orders requested to ship in the fourth quarter 2020 grew 68% year-over-year, with RFID backlog up 125%

•	GAAP net income was $0.4 million. Non-GAAP adjusted EBITDA increased to $2.8 million with positive GAAP earnings per share (EPS)

•	Net income adjusted for non-cash items was a source of cash of $2.2 million

•	Identity readers grew 38% year-over-year, driven by sustained work-from-home and work-mobile

•	Launched FIDO keys for extremely secure, easy-to-use, made in USA cybersecurity

•	Received first major subscription 3VR Prime managed video services order, $650,000 in recurring revenue over six years

•	Launched Freedom Cloud Access Control-as-a-Service, we believe the industry’s lightest-footprint hardware and software access & video system that is cloud, web, and mobile first

Third Quarter 2020 Financial Results

Revenue for the third quarter of 2020 was $24.9 million, an increase of 30% from $19.1 million in the prior quarter.

Revenues in the Identity segment grew sequentially and year-over-year due to higher sales of RFID transponder products and Identity readers, partially offset by lower access card sales. Revenues in the Premises segment rebounded sequentially as the initial market impact of lockdowns subsided. Premises revenues grew overall, while Hirsch Velocity Cirrus orders and 3VR Prime’s pipeline also grew, reflecting preferences for recurring revenue pricing in both access control and video analytics. Federal sales grew approximately 90% sequentially, reflecting strength in the federal market.

GAAP gross margin was 40% in the third quarter of 2020, consistent with the prior quarter and a decrease from 46% in the third quarter of 2019.

GAAP operating expenses, including research and development, sales and marketing, and general and administrative were $8.9 million in the third quarter of 2020, compared to $10.0 million in the prior quarter and $9.3 million in the third quarter of 2019.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization, as well as other non-GAAP items consisting of acquisition-related transaction costs) for the third quarter of were $7.5 million, compared to $7.6 million in the prior quarter and $7.9 million in the third quarter of 2019.

GAAP net income in the third quarter of 2020 was $0.4 million, or $0.01 per basic and diluted share, compared to GAAP net loss of $2.7 million, or $(0.17) per basic and diluted share, in the prior quarter and GAAP net income of $1.1 million, or $0.05 per basic and diluted share, in the third quarter of 2019.

Non-GAAP adjusted EBITDA in the third quarter of 2020 was $2.8 million, compared to $0.5 million in the prior quarter and $3.0 million in the third quarter of 2019.

Cash was $12.3 million at September 30, 2020, which compares to $13.1 million at June 30, 2020 and $11.1 million at September 30, 2019.

Management Commentary

“As our third quarter results issued today demonstrate, we exceeded each of the growth metrics we projected at the end of last quarter around RFID, our federal business, and Premises overall in the third quarter of 2020,” said Identiv’s CEO, Steven Humphreys. “RFID growth of over 100% year-over-year, combined with the rebound in the physical security market and the strength in our federal business enabled our third quarter revenues to grow 30% sequentially. The 90% sequential increase in our government sales helped drive 33% sequential growth in Identity and 26% growth in Premises, while we continued to strengthen our business model by driving recurring revenues. With broad RFID market growth, continued demand for work-from-home and work-mobile, strength in federal sales, and our Q4 backlog up 68% year-over-year, we expect continued strong growth for the rest of 2020 and throughout 2021.”

Sandra Wallach, Identiv’s CFO, added: “The third quarter was another proof point of our growth potential as we near the inflection point of our business model. With third quarter revenues of $24.9 million, we earned positive GAAP net income ahead of expectations, and we believe we will be non-GAAP free cash flow positive, as committed, during the fourth quarter and beyond. Given the line of sight we have into our building backlog and pipeline for 2021, we currently believe we have the ability to outpace the market and grow our revenues to $96 million to $102 million in 2021.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Consistent with the Company’s guidance issued on May 7, 2020, management currently forecasts full year 2020 revenue to range between $86 million and $88 million, resulting in growth in the second half of 2020 of more than 30% over the first half of 2020. Additionally, management expects to be non-GAAP free cash flow positive in the fourth quarter of 2020.

For the full year 2021, management forecasts growth in RFID and Identity readers both in the low-to-mid 20% range, and growth in Premises in the mid-teens. As a result, management expects revenues for fiscal 2021 to range between $96 million and $102 million, year-over-year growth of more than double the market’s rate. Normal seasonality is expected to continue with momentum building quarter over quarter from the first quarter of 2021 through the end of the year. As a result, management anticipates growth of 20-25 % in the first half of 2021.

Conference Call

Identiv management will hold a conference call on Tuesday, November 10, 2020 at 5 PM ET (2 PM PT) to discuss third quarter financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: +1.844.369.8774

International Number: +1.862.298.0844

Call ID: 38123

Webcast link: here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through November 24, 2020 under +1.877.481.4010 (Toll-Free Replay Number) and +1.919.882.2331 (International Replay Number) with Replay ID: 38123

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP operating expenses, and non-GAAP free cash flow. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, acquisition related transaction costs and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial performance, including 2020 guidance and 2021 expectations, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding its ability to respond to market conditions, the Company’s beliefs regarding the benefits and attributes of its platform and products, and beliefs regarding future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net revenue	$24,859	$19,105	$23,026	$62,084	$64,785
Cost of revenue	14,974	11,393	12,500	36,987	35,672

Gross profit	9,885	7,712	10,526	25,097	29,113
Operating expenses:
Research and development	2,380	2,422	2,125	7,398	6,229
Selling and marketing	4,245	4,236	4,470	12,978	13,689
General and administrative	2,118	2,151	2,591	6,460	7,492
(Decrease) increase in fair value of earnout liability	—	(261)	175	(261)	175
Restructuring and severance	163	1,417	(87)	1,645	(101)

Total operating expenses	8,906	9,965	9,274	28,220	27,484

Income (loss) from operations	979	(2,253)	1,252	(3,123)	1,629
Non-operating income (expense):
Interest expense, net	(407)	(407)	(246)	(1,066)	(766)
Foreign currency (losses) gains, net	(175)	(30)	168	(119)	96

Income (loss) before income tax provision	397	(2,690)	1,174	(4,308)	959
Income tax provision	(8)	(59)	(105)	(99)	(289)

Net income (loss)	389	(2,749)	1,069	(4,407)	670
Cumulative dividends on Series B preferred stock	(275)	(272)	(262)	(818)	(780)

Net income (loss) attributable to common stockholders	$114	$(3,021)	$807	$(5,225)	$(110)

Net income (loss) per share:
Basic	$0.01	$(0.17)	$0.05	$(0.29)	$(0.01)
Diluted	$0.01	$(0.17)	$0.05	$(0.29)	$(0.01)
Weighted average shares used in computing net income (loss) per common share:
Basic	18,144	17,941	17,006	17,868	16,933
Diluted	18,650	17,941	17,006	17,868	16,933

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2019
ASSETS
Current assets:
Cash	$12,294	$13,115	$8,696	$9,383
Accounts receivable, net of allowances	20,389	17,976	20,040	18,363
Inventories	20,399	18,747	15,943	16,145
Prepaid expenses and other assets	3,236	2,957	2,533	2,292

Total current assets	56,318	52,795	47,212	46,183
Property and equipment, net	2,392	2,269	1,956	2,042
Operating lease right-of-use assets	3,463	3,492	4,102	4,629
Intangible assets, net	8,138	8,751	9,342	10,104
Goodwill	10,204	10,180	10,138	10,238
Other assets	1,053	1,011	1,051	1,122

Total assets	$81,568	$78,498	$73,801	$74,318

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$9,460	$9,216	$8,473	$8,799
Current portion - contractual payment obligation	950	862	664	1,311
Current portion - financial liabilities	23,758	22,983	17,758	14,189
Operating lease liabilities	1,957	1,832	1,662	1,814
Deferred revenue	2,180	2,280	1,736	2,193
Accrued compensation and related benefits	2,845	2,144	1,877	1,671
Other accrued expenses and liabilities	2,757	2,296	4,015	4,498

Total current liabilities	43,907	41,613	36,185	34,475
Long-term contractual payment obligation	246	486	720	360
Long-term operating lease liabilities	2,673	2,989	2,635	3,013
Long-term deferred revenue	495	512	550	640
Other long-term liabilities	381	385	357	364

Total liabilities	47,702	45,985	40,447	38,852

Total stockholders´ equity	33,866	32,513	33,354	35,466

Total liabilities and stockholders´ equity	$81,568	$78,498	$73,801	$74,318

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$9,885	$7,712	$10,526	$25,097	$29,113
Reconciling items included in GAAP gross profit:
Stock-based compensation	45	41	35	127	98
Amortization and depreciation	318	297	340	906	980

Total reconciling items included in GAAP gross profit	363	338	375	1,033	1,078

Non-GAAP gross profit	$10,248	$8,050	$10,901	$26,130	$30,191

Non-GAAP gross profit margin	41%	42%	47%	42%	47%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$8,906	$9,965	$9,274	$28,220	$27,484
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(746)	(710)	(654)	(2,055)	(1,971)
Amortization and depreciation	(502)	(506)	(614)	(1,564)	(1,724)
Decrease (increase) in fair value of earnout liability	—	261	(175)	261	(175)
Acquisition related transaction costs	(31)	(4)	(19)	(35)	(93)
Restructuring and severance	(163)	(1,417)	87	(1,645)	101

Total reconciling items included in GAAP operating expenses	(1,442)	(2,376)	(1,375)	(5,038)	(3,862)

Non-GAAP operating expenses	$7,464	$7,589	$7,899	$23,182	$23,622

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$389	$(2,749)	$1,069	$(4,407)	$670
Reconciling items included in GAAP net income (loss):
Income tax provision	8	59	105	99	289
Interest expense, net	407	407	246	1,066	766
Foreign currency losses (gains), net	175	30	(168)	119	(96)
Stock-based compensation	791	751	689	2,182	2,069
Amortization and depreciation	820	803	954	2,470	2,704
(Decrease) increase in fair value of earnout liability	—	(261)	175	(261)	175
Acquisition related transaction costs	31	4	19	35	93
Restructuring and severance	163	1,417	(87)	1,645	(101)

Total reconciling items included in GAAP net income (loss)	2,395	3,210	1,933	7,355	5,899

Non-GAAP adjusted EBITDA	$2,784	$461	$3,002	$2,948	$6,569

Reconciliation of GAAP net cash (used in) provided by operating activities to non-GAAP free cash flow
GAAP net cash (used in) provided by operating activities	$(1,055)	$(562)	$(1,053)	$(5,325)	$1,370
Capital expenditures	$(314)	$(477)	$(97)	$(928)	$(202)

Non-GAAP free cash flow	$(1,369)	$(1,039)	$(1,150)	$(6,253)	$1,168